Exhibit 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of April 1, 2014 (the “Effective Date”), by and between Impax Laboratories, Inc., a Delaware corporation (the “Company”), and Bryan M. Reasons (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement between the Company and the Executive, dated as of December 12, 2012 (the “Agreement”), which sets forth the terms of the Executive’s employment with the Company;

WHEREAS, the Company and the Executive desire to amend the Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows, effective as of the Effective Date.

1.     The second sentence of Section 1.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“This Agreement will automatically be renewed for single one-year periods unless written notice of non-renewal (a “Non-Renewal Notice”) is provided by either party at least ninety (90) days prior to the end of the Initial Term or the successive one-year period then in effect or unless earlier terminated as provided in this Agreement.”

2.     The word “or” at the end of Section 5.1.3(vii) of the Agreement is hereby deleted.

3.     The following sentence is hereby inserted as Section 5.1.3(viii) of the Agreement and the remaining subsection of Section 5.1.3 of the Agreement is hereby renumbered accordingly:

“(viii)      the delivery to Executive by the Company of a Non-Renewal Notice; or”

4.     Counterparts.  This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

5.     Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. The Agreement, as hereby amended, and any attachments thereto, constitute the entire agreement between the parties with respect to their subject matter and supersede all prior agreements, arrangements, dealings or writings between the parties and from and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment to Employment Agreement has been duly executed by or on behalf of the parties hereto as of the Effective Date.

EXECUTIVE	IMPAX LABORATORIES, INC.

/s/ Bryan M. Reasons Name: Bryan M. Reasons	By:	/s/ Allen Chao, Ph.D. Name: Allen Chao, Ph.D. Title: Board Director